SEAGEN INC. GLOBAL STOCK UNIT GRANT NOTICE (AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN) Seagen Inc. (the “Company”), pursuant to its Amended and Restated 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Stock Unit Award for the number of stock units set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Global Stock Unit Agreement (including any additional terms and conditions for Participant’s country set forth in the attached appendix (the “Appendix”)), both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Global Stock Unit Agreement, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control. Participant: [•] Date of Grant: [•] Number of Stock Units Subject to Award: [•] Vesting Schedule: Subject to Section 2 of the Global Stock Unit Agreement, the Award shall vest on the below vesting date(s). Notwithstanding the following, vesting shall terminate upon the Participant’s Termination of Employment. [•] Issuance Schedule: The Shares to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 7 of the Global Stock Unit Agreement. Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Global Stock Unit Grant Notice, the Global Stock Unit Agreement (including the Appendix) and the Plan. Participant also acknowledges receipt of the Prospectus for the Plan. Participant further acknowledges that as of the Date of Grant, this Global Stock Unit Grant Notice, the Global Stock Unit Agreement (including the Appendix) and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject, with the exception of any arrangement that would provide for vesting acceleration of the Award upon the terms and conditions set forth therein. Exhibit 10.1

EVP+ – 2023 Annual Awards 8-15-2023 Participant’s electronic acceptance shall signify Participant’s execution of this Global Stock Unit Grant Notice and understanding that this Award is granted and governed under the terms and conditions set forth herein. SEAGEN INC. Jean I. Liu Chief Legal Officer **PLEASE PRINT AND RETAIN THIS AGREEMENT FOR YOUR RECORDS**

1. SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN GLOBAL STOCK UNIT AGREEMENT Pursuant to the Global Stock Unit Grant Notice (“Grant Notice”) and this Global Stock Unit Agreement, including any additional terms and conditions for your country set forth in the appendix attached hereto (this “Agreement”), Seagen Inc. (the “Company”) has awarded you a Stock Unit Award (the “Award”) under its Amended and Restated 2007 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Agreement shall be deemed to be agreed to by the Company and you upon your execution of the Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows. 1. GRANT OF THE AWARD. This Award represents the right to be issued on a future date the number of Shares that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. This Award is granted in consideration of your services to the Company or an Affiliate. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Shares to be issued in respect of the Award. 2. VESTING. (a) Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that you have not incurred a Termination of Employment before the vesting date set forth in the Grant Notice. Upon your Termination of Employment, the Stock Units credited to the Account that are not vested on the date of such Termination of Employment will be forfeited at no cost to the Company and you will have no further right, title or interest in the Stock Units or the Shares to be issued in respect of the Award. (b) By accepting the grant of this Award, you acknowledge and agree that the terms set forth in this Section 2 supersede any contrary terms regarding the vesting of this Award set forth in any notice or other communication that you receive from, or that is displayed by, E*TRADE or other third party designated by the Company. (c) For purposes of your Award, your Termination of Employment will be considered to be (regardless of the reason of termination, whether or not later found to be invalid or in breach of employment or other laws or rules in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any) effective as of the date that

2. you cease to actively provide services to the Company or any Affiliate and will not be extended by any notice period (e.g., employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any). The Company shall have exclusive discretion to determine when you are no longer actively employed or providing services for purposes of the Plan (including whether you still may be considered to be providing services while on a leave of absence). (d) Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of your Termination of Employment as a result of your Disability, the vesting of your Award shall accelerate such that your Award shall become vested as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that your Award is outstanding on such date. (e) Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of your Termination of Employment as a result of your death, your Award (and all other Seagen Inc. stock units granted to you that do not have performance or milestone vesting conditions) shall accelerate and vest in full, effective as of the date of such Termination of Employment, to the extent that your Award is outstanding on such date. (f) Notwithstanding the foregoing or anything in your employment agreement or your equity incentives letter with the Company, if any and as applicable, this Agreement, the Grant Notice or the Plan to the contrary, in the event that the transactions contemplated by the Agreement and Plan of Merger, dated as of March 12, 2023, by and among Pfizer Inc. (“Pfizer”), Aris Merger Sub, Inc. and the Company (such agreement, together with any amendment thereto, the “Merger Agreement”) are consummated, one-third (1/3) of the outstanding, unvested portion of your Award upon such consummation shall vest immediately prior to the Effective Time (as defined in the Merger Agreement). The portion of your Award that is outstanding and unvested as of the Effective Time, after taking into account the prior sentence, shall be substituted automatically with a Pfizer cash-based award (a “Pfizer Cash Award”) with respect to an amount in cash equal to the product of (i) the Merger Consideration (as defined in the Merger Agreement), multiplied by (ii) the number of Stock Units then subject to the unvested portion of your Award. The Pfizer Cash Award shall vest 50% on the first anniversary of the Closing (as defined in the Merger Agreement), and 50% on the second anniversary of the Closing, provided that you have not incurred a Termination of Employment before the applicable vesting date. In the event of your Termination of Employment by the Company or Pfizer without Cause, as a result of your Disability, as a result of your death, or by you for Good Reason (as defined below), then subject to your (or your estate’s, in the event of your death) execution and non-revocation of a release of claims against the Company, Pfizer and their affiliates in a form provided to you by Pfizer (and used by Pfizer for similarly situated employees) following such Termination of Employment (the “Release”) and your compliance with any currently applicable post-termination obligations, your Pfizer Cash Award shall accelerate and vest in full, effective as of the date of such Termination of Employment, to the extent that your Pfizer Cash Award is outstanding on such date, and be paid to you promptly (but no more than sixty (60) days) following the date of such Termination of Employment.

3. For purposes of this Section 2(f), “Good Reason” means: (A) a material reduction or change in your job duties, responsibilities and requirements inconsistent with your position with the Company and prior duties, responsibilities and requirements, provided that neither a mere change in title alone nor reassignment to a position that is substantially similar to the position held prior to the change in terms of job duties, responsibilities or requirements shall constitute a material reduction in job responsibilities, (B) a reduction in your then-current base salary, or (C) you refuse to relocate to a facility or location more than fifty (50) miles from the Company’s current location or, if you have a fully remote or hybrid work arrangement (involving both off-site services and in- person services at the Company’s offices or facilities), you refuse to accept a material modification to such fully remote or flexible hybrid work arrangement, as such arrangement, if any, existed as of March 12, 2023 (it being understood that reasonable requests to attend occasional or regular meetings, trainings or other events in the Company’s or Pfizer’s offices or facilities will not constitute a material modification to such an arrangement). In the case of prong (A), the determination of whether a material reduction or change in job duties, responsibilities and requirements inconsistent with your position with the Company and prior duties, responsibilities and requirements has occurred shall be assessed and made in good faith by the majority vote of a committee comprising no fewer than five employees of Pfizer identified by Pfizer’s SVP Total Rewards in good faith, at least three of whom shall have been legacy employees of the Company, with the determination of a majority of the committee members binding on you and Pfizer. In each case, you must first provide notice to Pfizer of the existence of the circumstances giving rise to Good Reason within ninety (90) days of the initial existence of such circumstances; Pfizer must be provided with a period of thirty (30) days from the date of receipt of such notice to cure the circumstances giving rise to Good Reason; and your Termination of Employment for Good Reason must occur within six (6) months of the expiration of the cure period. Each Pfizer Cash Award shall otherwise be subject to substantially the same terms and conditions applicable to your Award as of immediately prior to the Effective Time. 3. FORFEITURE OF AWARD NOT TIMELY ACCEPTED. The Award is conditioned upon your electronic acceptance of the Award, as set forth in the Grant Notice. Notwithstanding the foregoing or anything in this Agreement to the contrary, if you fail to accept the Award prior to the vesting dates set forth in the Grant Notice, the portion of the Award that otherwise would have vested on each such date will be forfeited at no cost to the Company, and you will have no further right, title or interest in such portion. In the event of your Termination of Employment as a result of your death or Disability prior to acceptance of the Award, the Company will deem the Award as being accepted. 4. NUMBER OF SHARES. (a) The number of Stock Units subject to your Award may be adjusted from time to time for changes in capitalization, as provided in Section 13 of the Plan. (b) Any additional Stock Units that become subject to the Award pursuant to this Section 4 shall be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

4. (c) Notwithstanding the provisions of this Section 4, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 4. The Administrator shall, in its discretion, determine an equivalent benefit for any fractional Shares or fractional Shares that might be created by the adjustments referred to in this Section 4. 5. COMPLIANCE WITH APPLICABLE LAWS. You may not be issued any Shares in respect of your Award unless either (i) such Shares are registered under the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws). Your Award also must comply with other applicable laws and regulations governing the Award and issuance of Shares, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information deemed necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company. 6. TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the Shares subject to the Award until such Shares are issued to you in accordance with Section 7 of this Agreement. After such Shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. 7. DATE OF ISSUANCE. (a) If the Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), then, subject to Section 11, the Company will deliver to you a number of Shares equal to the number of vested Stock Units subject to your Award, including any additional Stock Units received pursuant to Section 4 above that relate to those vested Stock Units on or within 60 days following the applicable vesting date (the “Original Issuance Date”). However, if the Original Issuance Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy or policies on trading in Company securities or (2) on a date when you are otherwise permitted to sell Shares on the open market; and (ii) the Company elects, prior to the Original Issuance Date, (x) not to satisfy the Withholding Obligation (as defined in Section 11(b) hereof) by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this Award pursuant to Section 11 hereof, and (y) not to permit you to satisfy the Withholding Obligation in cash, then such Shares shall not be delivered on such Original Issuance Date and shall instead be delivered on the first business day of the next occurring

5. open window period applicable to you or the next business day when you are not prohibited from selling Shares on the open market, as applicable (and regardless of whether there has been a Termination of Employment before such time), but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the Stock Units are no longer considered to be subject to a substantial risk of forfeiture. Delivery of the Shares pursuant to the provisions of this Section 7(a) is intended to comply with the requirements for the short- term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the Shares (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company. (b) The provisions of this Section 7(a) are intended to apply if the Award is subject to Section 409A because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provide for acceleration of vesting of the Award upon your separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). If the Award is subject to and not exempt from application of Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions in this Section 7(a) shall supersede anything to the contrary in Section 7(a). (i) If the Award vests in the ordinary course before your Termination of Employment in accordance with the vesting schedule set forth in the Grant Notice, without accelerating vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the Shares to be issued in respect of your Award be issued any later than December 31st of the calendar year that includes the applicable vesting date. (ii) If vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Award and, therefore, are part of the terms of the Award as of the date of grant, then the Shares will be earlier issued in respect of your Award upon your Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation from Service. However, if at the time the Shares would otherwise be issued you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such Shares shall instead be issued on the date that is six months following the date of your Separation from Service, or, if earlier, the date of your death that occurs within such six-month period. (iii) If either (A) vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Award and, therefore, are not a part of the terms of the Award on the date of grant, or (B) vesting accelerates pursuant to Section (a) or Section 13 of the Plan, then such acceleration of vesting of the Award shall not accelerate the issuance date of the Shares (or any substitute property), but such Shares (or substitute property) shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course before your Termination of Employment,

6. notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4). (c) Notwithstanding anything to the contrary set forth herein, the Company explicitly reserves the right to earlier issue the Shares in respect of the Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix). (d) The provisions in this Agreement for delivery of the Shares in respect of the Award are intended either to comply with the requirements of Section 409A or to provide a basis for exemption from such requirements so that the delivery of such Shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted. (e) The Administrator may modify the terms of this Agreement and/or the Plan without your consent, in the manner that the Administrator may determine to be necessary or advisable in order to comply with Code Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical. This Section 7(e) does not create an obligation on the part of the Company to modify the terms of this Agreement or the Plan and does not guarantee that this Award or the delivery of Shares upon settlement of the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. Nothing in this Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries or Affiliates based on matters covered by Code Section 409A, including the tax treatment of any amounts paid under this Agreement, and neither the Company nor any of its Subsidiaries or Affiliates will have any liability under any circumstances to the Participant or any other party if the Award, the delivery of Shares upon vesting/settlement of the Award or other payment or tax event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Administrator with respect thereto. 8. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a change in capitalization as provided in Section 13 of the Plan; provided, however, that this sentence shall not apply with respect to any Shares that are delivered to you in connection with your Award after such Shares have been delivered to you. 9. AWARD NOT A SERVICE CONTRACT. (a) Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the Shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically

7. accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate your employment without regard to any future vesting opportunity that you may have. (b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant of the Company or Affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in your Termination of Employment, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your service at any time, with or without cause and with or without notice. 10. NATURE OF AWARD. In accepting your Award, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (b) the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Awards (whether on the same or different terms), or benefits in lieu of an Award, even if an Award has been granted in the past; (c) all decisions with respect to future awards of Stock Units or other grants, if any, will be at the sole discretion of the Company; (d) you are voluntarily participating in the Plan; (e) the Award and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) the future value of the Shares underlying the Award is unknown, indeterminable and cannot be predicted with certainty; (g) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your Termination of Employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or rendering services or the terms of your employment agreement, if any);

8. (h) unless otherwise provided herein, in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; (i) unless otherwise agreed with the Company, the Award and the Shares subject to the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate; (j) if the Award vests and you are issued Shares, the value of such Shares may increase or decrease in value following the date the Shares are issued; even below the Fair Market Value on the date the Award is granted to you; (k) the Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; and (l) the Award and the Shares subject to the Award, and the income and value of same, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any benefit plan sponsored by the Company, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s benefit plans. 11. TAX OBLIGATIONS. (a) By accepting this Award, you acknowledge that, regardless of any action taken by the Company or any Affiliate the ultimate liability for any and all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or its Affiliates, if any. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. (b) On or before the time you receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Shares issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy any and all Tax-Related Items (the “Withholding Obligation”). (c) In this regard, you authorize the Company and/or an Affiliate, or their respective agents, at their discretion, to satisfy the Withholding Obligation by one or a combination of the following:

9. (i) Requiring you to make a payment in a form acceptable to the Company; or (ii) Withholding from your wages or other cash compensation payable to you; or (iii) Withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (iv) Withholding in shares of Common Stock to be issued upon settlement of the Award, provided, however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(iv) herein and, if the Committee does not exercise its discretion prior to the Withholding Obligation event, then you shall be entitled to elect the method of withholding from alternatives (i)-(iv) herein; or (v) Any other method of withholding determined by the Company and to the extent required by applicable law or the Plan, approved by the Committee. (d) Unless the Withholding Obligation of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Shares. (e) In the event the Withholding Obligation of the Company arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. (f) The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over- withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the employer. If the Withholding Obligation is satisfied by withholding in shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax- Related Items. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items. 12. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation

10. in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the consequences of accepting this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. 13. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 7 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. 14. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy on trading in Company securities permitting employees to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time. 15. NOTICES; ELECTRONIC DELIVERY AND ACCEPTANCE. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company and agree notice shall be provided upon posting to your electronic account held by the Company or any third party designated by the Company. You hereby acknowledge that delivery, execution and acceptance of this or any other such documents by electronic means constitutes valid and effective delivery, execution and acceptance and shall be legally effective to create a valid and binding agreement. 16. CLAWBACK/RECOUPMENT. The Award will be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of this Agreement or required under applicable law) providing for the recovery of Awards, Shares, proceeds, or payments to you in the event of fraud or as required by applicable law or governance considerations or in other similar circumstances and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between you and the Company. No recovery of compensation under such a clawback policy will be an event giving rise to your right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company.

11. 17. MISCELLANEOUS. (a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award. (d) You acknowledge and agree that the Company shall not be liable for any exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement. (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. (f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. 18. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control. 19. ENTIRE AGREEMENT. The Plan, this Agreement and the Grant Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, with the exception of any arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein. 20. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12. 21. DATA PRIVACY. To participate in the Plan, you will need to review the information provided in this Section and, where applicable, declare your consent to the processing of personal data by the Company and third parties noted below. (a) EEA+ Controller and Representative. If you are based in the European Union (“EU”), the European Economic Area, Switzerland or, if and when the United Kingdom leaves the European Union, the United Kingdom (collectively “EEA+”), you should note that the Company, with its registered address at 21823 30th Drive SE Bothell, Washington 98021, United States of America, is the controller responsible for the processing of your personal data in connection with the Agreement and the Plan. The Company’s representative in the EU is Seagen Netherlands B.V., located at Evert van de Beekstraat 1, -140 1118CL Schiphol, Netherlands with office phone: +31 207 99 15 60. (b) Data Collection and Usage. In connection with the administration of the Plan, the Company collects, processes, uses and transfers certain personally-identifiable information about you, which may include your name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, settled, vested, unvested or outstanding in your favor and additional similar or related data, which the Company receives from you or the entity that employs you (“Personal Data”). Specifically, the Company collects, processes and uses Personal Data for the purposes of performing its contractual obligations under this Agreement, implementing, administering and managing your participation in the Plan and facilitating compliance with applicable tax and securities law. If you are based in the EEA+, the legal basis, where required, for the processing of Personal Data by the Company is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. If you are based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is your consent, as further described in (h) below. (c) Stock Plan Administration Service Providers. The Company transfers Personal Data to E*TRADE Corporate Financial Services, Inc., and E*TRADE Securities LLC (collectively, “E*TRADE”) and certain of its affiliated companies and successors (the “Stock Plan Provider”), an independent service provider, which assists the Company with the implementation, administration and management of the Plan, including providing ancillary services related to stock plan administration. The Company may select a different service provider or additional service providers and share Personal Data with such other provider serving in a similar manner. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan, including providing ancillary services related to stock plan administration. You may be asked to agree on separate terms and data processing practices with the Stock Plan Provider, with such agreement being a condition to the ability to participate in the Plan.

13. (d) International Data Transfers. The Company and the Stock Plan Provider are based in the United States. The country where you live may have different data privacy laws and protections than the United States. In particular, the United States does not have the same level of protections for personal data as countries in the EEA+. The European Commission requires U.S. companies to protect personal data leaving the EEA+ by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission. If you are based in the EEA+, Personal Data will be transferred from the EEA+ to the Company and onward from the Company to the Stock Plan Provider, or if applicable, another service provider, based on the EU Standard Contractual Clauses. You may request a copy of the Standard Contractual Clauses by contacting dataprotection@seagen.com. If you are based in a jurisdiction outside of the EEA+, Personal Data will be transferred from your jurisdiction to the Company and onward from the Company to the Stock Plan Provider, or if applicable, another service provider based on your consent, as further described in (h) below. (e) Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data for any of these purposes, the Company will remove it from its systems. (f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. You may withdraw your consent at any time, with future effect and for any or no reason. If you do not consent, or if you later seek to withdraw your consent, your salary from or employment or service relationship with your employer will not be affected. The only consequence of denying or withdrawing consent is that the Company would not be able to grant Awards to you under the Plan or administer or maintain your participation in the Plan. If you withdraw your consent, the Company will stop processing your Personal Data for the purposes stated in Section (b) above unless to the extent necessary to comply with tax or other legal obligations in connection with Awards granted before you withdrew your consent. (g) Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Subject to the conditions set out in the applicable law and depending on where you are based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrict the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in your jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, you can contact dataprotection@seagen.com. (h) Necessary Disclosure of Personal Data. You understand that providing the Company with Personal Data is necessary for the performance of this Agreement and that your refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and would affect your ability to participate in the Plan.

14. (i) Declaration of Consent (if you are outside the EEA+). By clicking on the “I accept” button on the Acknowledge Grant screen on the stock plan administration site, you are declaring that you unambiguously consent to the collection, use and transfer, in electronic or other form, of your Personal Data, as described above and in any other grant materials, by and among, as applicable, the entity that employs you, the Company, any Affiliate and any service provider involved in stock plan administration, including but not limited to the Stock Plan Provider, for the exclusive purpose of implementing, administering and managing your participation in the Plan, including providing ancillary services related to stock plan administration. You understand that you may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Seagen Inc. Director of Privacy Law. If you do not consent or later seek to revoke your consent, your employment status or service with the entity that employs you will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Award or any other equity award to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent will affect your ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact the Company’s Stock Plan Administrator. 22. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter. 23. FOREIGN ASSET/ACCOUNT AND TAX REPORTING, EXCHANGE CONTROLS. Your country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside your country. You understand that you may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. In addition, you may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. You acknowledge that you are responsible for complying with all such requirements, and that you should consult personal legal and tax advisors, as applicable, to ensure compliance. 24. WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement. 25. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this

15. Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 26. APPENDIX. Notwithstanding any provisions in this Agreement to the contrary, your Award shall be subject to the additional terms and conditions for your country set forth in the Appendix. Moreover, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. 27. GOVERNING LAW/VENUE. The interpretation, performance and enforcement of this Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought due to your participation in the Plan, relating to it, or arising from it, you hereby submit to and consent to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of New York), and no other courts, where this Award is granted and/or to be performed. 28. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 29. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment materially adversely affecting your rights hereunder may be made without your written consent, except as otherwise provided in the Plan. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to you and without your prior written consent, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant to facilitate compliance with applicable laws or regulations or any future law, regulation, ruling, or judicial decision.

16. SEAGEN INC. APPENDIX TO GLOBAL STOCK UNIT AGREEMENT Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Agreement. Terms and Conditions This Appendix includes additional terms and conditions that govern this Award if you reside and/or work in one of the countries listed below. If you are a citizen or resident of a country other than the one in which the you are currently residing and/or working, transfer employment and/or residency to another country after the Award is granted, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to you. Notifications This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you acquire Shares or sell Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of any particular result. Accordingly, you acknowledge that you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, you acknowledge that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the Award is granted, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you.

17. AUSTRIA Notifications Exchange Control Information. If you hold securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, you may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, you must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amount held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph. In connection with the sale of Shares, or receipt any cash dividends, you may have exchange control obligations if you hold the cash proceeds outside of Austria. If the transaction volume of all of your accounts abroad meets or exceeds a certain threshold, you must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen). BELGIUM Notifications Foreign Asset / Account Reporting. Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account established outside of Belgium on their annual tax return. In a separate report, Belgian residents are also required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium. Belgian residents should consult with their personal tax advisors to determine their personal reporting obligations. Annual Securities Accounts Tax. If the value of securities held in a Belgian or foreign securities account exceeds €1 million, a new “annual securities account tax” applies. Belgian residents should consult with their personal tax advisor regarding the new tax. CANADA Terms and Conditions Settlement of Restricted Stock Units. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Restricted Stock Units will be settled in shares of Common Stock only, not cash.

18. IMPORTANT ACKNOWLEDGMENT. In accepting this Award, you acknowledge that you have received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. YOU FURTHER SPECIFICALLY ACKNOWLEDGE THAT YOU HAVE READ AND EXPRESSLY ACCEPT SECTION 2 (VESTING) OF THIS AGREEMENT, AS AMENDED BY THE FOLLOWING APPENDIX PROVISION: Termination of Employment. This provision replaces Section 2(c) of the Agreement: For purposes of the Stock Unit Award, and notwithstanding anything to the contrary in the Agreement or the Plan, you will be deemed to experience a Termination of Employment (and your right to vest in the Restricted Stock Units and receive shares of Common Stock under the Plan, if any, will terminate effective as of) the date that is the earlier of: (1) the date you cease to be an Employee or Consultant; (2) the date on which you receive written notice of termination; or (3) the date you are no longer actively providing services to the Company or any other Affiliate (except where such inactive service results from a leave of absence that is required to be provided to you under Applicable Law), and in each case: (i) regardless of the reason of such cessation or termination; and (ii) whether or not such cessation or termination is (or is later found to be) unlawful, or invalid, or in breach of Applicable Laws (including, but not limited to, employment-related statutory and/or common and/or civil law, or other laws or rules in the jurisdiction where you are providing services), or in breach of the terms of your employment or service agreement, if any. For clarity, in each case, such date will be determined regardless of (and will not be extended by) any notice period or severance period or period of “garden leave” or period of reasonable notice or period covered by compensation/indemnity/damages in lieu of reasonable notice, or any similar period to which you claim to be entitled, whether mandated under Applicable Laws (including, but not limited to, employment-related statutory law and/or common law and/or civil law), or claimed by you under the terms of your employment or service agreement (if any), or claimed by you on any other basis whatsoever. The Board or its delegate shall have exclusive discretion to determine when you cease to be an Employee or Consultant or are no longer actively employed for purposes your participation in the Plan (including whether you may still be considered to be providing services while on a leave of absence that is not required to be provided to you under Applicable Law). Data Privacy. This provision supplements Section 21 of the Agreement:

19. You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, your employer and/or any other Affiliate to disclose and discuss such information with their advisors. You also authorize the Company, your employer and/or any other Affiliate to record such information and to keep such information in your employee file. Notifications Securities Law Information. You understand that you are permitted to sell shares of Common Stock acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed, and the Company is not a reporting issuer in any jurisdiction of Canada at the time of sale. Foreign Asset/Account Reporting Information. Specified Foreign property, including Stock Units, shares of Common Stock acquired under the Plan and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign specified property held by the individual, the award of Restricted Stock Units must be reported (generally at a nil cost). For purposes of such reporting, shares of Common Stock acquired under the Plan may be reported at their adjusted cost basis. The adjusted cost basis of a share is generally equal to the fair market value of such share at the time of acquisition; however, if you own other shares of Common Stock (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other shares of Common Stock. You should consult with your personal tax advisor to determine your reporting requirements. DENMARK Terms and Conditions Danish Stock Option Act. By accepting this Award, you acknowledge that you received an Employer Statement, translated into Danish, which is being provided to comply with the Danish Stock Option Act. Notifications Foreign Asset/Account Reporting Information. If you establish an account holding shares or cash outside of Denmark, you must report the account to the Danish Tax Administration. The form which should be used to make the report can be obtained from a local bank.

20. SPECIAL NOTICE FOR EMPLOYEES IN DENMARK EMPLOYER STATEMENT Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the restricted stock units granted to you by Seagen Inc. (the “Company”) under the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) in a written statement. This statement contains information applicable to your participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of your restricted stock units (“Stock Units”) are described in detail in the Plan and the Stock Unit Award Agreement (the “Agreement”), both of which have been made available to you. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable. Section 1 of the Stock Option Act provides that the Stock Option Act only applies to employees. Employees are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an employer information statement to you and you will not be able to rely on this statement for legal purposes, since only the terms and conditions set out in the Plan apply. 1. Date of grant The date of grant of your Stock Units is the date that the Board or its delegates approved a grant for you and determined it would be effective, which is set forth in the Agreement. 2. Terms or conditions for Stock Unit grant The grant of Stock Units under the Plan is made at the sole discretion of the Company. Employees, Directors and Consultants of the Company and its Affiliates, are eligible to receive grants under the Plan. The Board has broad discretion to determine who will receive Stock Units and to set the terms and conditions of the Stock Units. The Company may decide, in its sole discretion, not to make any grants of Stock Units to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants of Stock Units. 3. Vesting date or period The Stock Units will vest over a period of time (as set forth in the Agreement), subject to your continuous service through the applicable vesting date and other conditions set forth in the Plan and Agreement, and subject to Section 5 of this statement. 4. Exercise Price

21. No exercise price is payable upon the conversion of your Stock Units into shares of Common Stock in accordance with the vesting and settlement schedule described in the Agreement. 5. Your rights upon termination of employment Subject to the provisions below regarding accelerated vesting in certain circumstances, your eligibility to receive any vesting of this Award will cease upon your Termination of Employment and the Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the shares of Common Stock to be issued in respect of such portion of the Award. In the event of your Termination of Employment as a result of your Disability, the vesting of your Award shall accelerate such that your Award shall become vested as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that your Award is outstanding on such date. In the event of your Termination of Employment as a result of your death, your Award (and all other Seagen Inc. stock units granted to you that do not have performance or milestone vesting conditions) shall accelerate and vest in full, effective as of the date of such Termination of Employment, to the extent that your Award is outstanding on such date. 6. Financial aspects of participating in the Plan The grant of Stock Units has no immediate financial consequences for you. The value of the Stock Units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

22. SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK ARBEJDSGIVERERKLÆRING I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold som ændret 1. januar 2019 ("Aktieoptionsloven") er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om de betingede aktier, som du modtager fra Seagen Inc. (“Selskabet”) i henhold til Seagen Inc.'s "Amended and Restated 2007 Equity Incentive Plan" ("Ordningen"). Denne erklæring indeholder de oplysninger, der i henhold til Aktieoptionsloven gælder for din deltagelse i Ordningen, mens de øvrige vilkår og betingelser for de betingede aktier ("Betingede Aktier") er nærmere beskrevet i Ordningen og i Aktietildelingsaftalen ("Aftalen"), som begge er udleveret til dig. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den i Ordningen eller Aftalen anførte betydning. I henhold til Aktieoptionslovens § 1 finder loven kun anvendelse for lønmodtagere. Lønmodtagere er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder direktører, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring, da det alene er bestemmelserne i Ordningen, der er gældende. 1. Tildelingstidspunkt Tidspunktet for tildeling af de Betingede Aktier er den dag, hvor Bestyrelsen eller en repræsentant for Bestyrelsen godkendte tildelingen og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen. 2. Vilkår og betingelser for tildelingen af Betingede Aktier Tildelingen af Betingede Aktier i henhold til Ordningen sker efter Selskabets eget skøn. Tildeling kan i henhold til Ordningen ske til Medarbejdere, Bestyrelsesmedlemmer og Konsulenter i Selskabet og dets Tilknyttede Selskaber. Bestyrelsen har vide beføjelser til at bestemme, hvem der skal modtage Betingede Aktier og på hvilke vilkår. Selskabet kan frit vælge fremover ikke at tildele din nogen Betingede Aktier. I henhold til bestemmelserne i Ordningen og Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt Betingede Aktier. 3. Modningsdato eller -periode De Betingede Aktier modnes over en periode (som anført i Aftalen), forudsat at du fortsat er ansat på modningsdatoen, og at de øvrige betingelser i Ordningen og i Aftalen er opfyldt, dog med forbehold for pkt. 5 nedenfor. 4. Udnyttelseskurs

23. Der skal ikke betales nogen udnyttelseskurs i forbindelse med konverteringen af de Betingede Aktier til Ordinære Aktier i overensstemmelse med den i Aftalen beskrevne modnings- og afregningsplan. 5. Din retsstilling i forbindelse med fratræden Med forbehold for bestemmelserne nedenfor vedrørende fremskyndet modning ophører modningen ved din Fratræden, og de Betingede Aktier på din Konto, som ikke er modnet på fratrædelsestidspunktet, bortfalder uden omkostninger for Selskabet, og du vil ikke længere have ret eller adkomst til Tildelingen eller de Ordinære Aktier, der udstedes i relation til denne del af Tildelingen. Såfremt du Fratræder, fordi du eller bliver Uarbejdsdygtig, fremskyndes modningen af Tildelingen, således at Tildelingen modnes, som om du havde været ansat i en periode på yderligere tolv (12) måneder fra Fratrædelsesdatoen, såfremt Tildelingen endnu ikke er modnet på dette tidspunkt. Såfremt du Fratræder, fordi du død, optjeningen er fuldt fremskyndet for Allokeringen (og alle andre Seagen Inc.-aktieenheder, der er tildelt dig, og som ikke har præstations- eller milepælsvilkår), således at Tildelingen modnes, såfremt Tildelingen endnu ikke er modnet på dette tidspunkt. 6. Økonomiske aspekter ved deltagelse i Ordningen Tildelingen af Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af de Betingede Aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovpligtige, vederlagsafhængige ydelser. Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

24. FINLAND There are no country-specific provisions. FRANCE Terms and Conditions Non-Qualified Award. The Stock Units are not granted as a “French-qualified” Award and are not intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended. Consent to Receive Information in English. By accepting this Award, you confirm having read and understood the Plan and the Agreement which were provided in the English language. You accept the terms of those documents accordingly. Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et ce Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause. Notifications Foreign Asset/Account Reporting Information. If you hold cash or shares of Common Stock outside of France or maintain a foreign bank or brokerage account (including accounts that were opened and closed during the tax year), you are required to report such assets and accounts to the French tax authorities on an annual basis on a specified form together with your income tax return. Failure to complete this reporting can trigger significant penalties. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount (including if you acquire shares of Common Stock with a value in excess of this amount under the Plan or sell shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells shares of Common Stock with a value in excess of this amount to cover Tax-Related Items, you must report the payment and/or the value of the shares of Common Stock withheld or sold to Bundesbank. Such reports must be made either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available via the Bundesbank's website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timing as is permitted or required by Bundesbank. You are responsible for making this report.

25. Foreign Asset/Account Reporting Information. If your acquisition of shares of Common Stock acquired under the Plan leads to a so-called qualified participation at any point during the calendar year, you may need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock exceeds €150,000, or (ii) in the unlikely event that you hold shares of Common Stock exceeding 10% of the Company’s share capital. However, if the shares of Common Stock are listed on a recognized U.S. stock exchange and you own less than 1% of the Company, this requirement will not apply to you. ITALY Terms and Conditions Plan Document Acknowledgment. In accepting this Award, you acknowledge that you have received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Section 10. Nature of Award; Section 11. Tax Obligations; Section 12. No Advice Regarding Grant; Section 20. Severability; Section 21. Data Privacy; Section 25. Language; Section 27. Governing Law/Venue; and Section 28. Imposition of Other Requirements. Undertaking to Provide Notice of Sale. In accepting this Award, you undertake to notify the Employer, in writing on a Notice of Sale substantially in the form as attached hereto as Exhibit A, within fifteen (15) days of any sale or disposal of Seagen Inc. shares acquired under the Plan which occurs within three (3) years of the date the shares were issued to you and which triggers, pursuant to art. 51, par. 2, letter g) of Presidential Decree no. 917/1986, the taxation as employment income at vesting (i.e., the fair market value of the shares on the date of vesting) previously exempted. Notifications Foreign Asset/Account Reporting Information. If you are an Italian resident and at any time during the fiscal year hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset, even if you do not directly hold the investment or asset under Italian money laundering provisions), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule) or on a special form if you are not required to file a tax return. Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. You should consult with your personal tax advisor about the foreign financial assets tax.

26. NETHERLANDS There are no country-specific provisions. NORWAY There are no country-specific provisions. PORTUGAL Terms and Conditions Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement. Conhecimento da Lingua. Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo. Notifications Exchange Control Information. If you receive shares of Common Stock upon vesting and settlement of the Award, the acquisition of shares of Common Stock should be reported to the Banco de Portugal for statistical purposes. If shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal. PUERTO RICO There are no country-specific provisions. SPAIN Terms and Conditions Labor Law Acknowledgment. The following provisions supplement Section 10 of the Agreement: By accepting this Award, you agree to participation in the Plan and acknowledge that you have received a copy of the Plan. You understand and agree that, except as otherwise provided in the Agreement, you will forfeit any Stock Units in the event of your Termination of Employment by reason of, but not limited to, resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or

27. recognized to be without cause (i.e., subject to a “despido improcedente,” individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant Stock Units under the Plan to individuals who are employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliates on an ongoing basis except as set forth under the terms of the Plan and the Agreement. Consequently, you understand that any Award is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Stock Units and shares of Common Stock is unknown and unpredictable and you may forfeit the Stock Units if your Termination of Employment occurs prior to vesting. In addition, you understand that this Award would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Award shall be null and void. Notifications Exchange Control Information. You are required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including shares of Common Stock acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior year or the balances of such accounts as of December 31 of the prior year exceeds EUR 1 million. Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, you may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. You should consult your personal tax or legal advisor for further information regarding your exchange control reporting obligations. Additionally, if you hold 10% or more of the share capital of the Company or such other amount that would entitle you to join the Board, the acquisition of shares under Plan must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism. Generally, the declaration must be filed in January for shares (and any other securities) owned as of December 31 of each year; however, if the value of the shares acquired or the amount of the sale proceeds you realize from the sale of shares exceeds a certain threshold (currently

28. €1,502,530), the declaration must be filed within one month of the acquisition or sale, as applicable. Foreign Asset/Account Reporting Information. To the extent that you hold rights or assets (i.e., cash or shares of Common Stock held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. You should consult with your personal tax and legal advisors to ensure that you are properly complying with your reporting obligations. Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus. SWEDEN There are no country-specific provisions. SWITZERLAND Terms and Conditions Grant of the Award. The Award granted to a Swiss Participant is a voluntary gratuity (Gratifikation) as determined at the Company's sole discretion which the Participant has no entitlement to and which does not constitute an entitlement of the Participant for a grant of further Awards in the future. Language Acknowledgement. You confirm having read and understood the documents relating to the Plan, including the Agreement, including this Appendix and all terms and conditions included therein, which were provided in the English language only. You confirm having sufficient language capabilities to understand these terms and conditions in full. Du bestätigst, dass du den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden hast. Du bestätigst dass Deine Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen. Notifications Securities Law Information. Neither the Agreement nor any other materials relating to the Award (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been filed with

29. approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA. UNITED KINGDOM Terms and Conditions Tax Obligations. The following provision supplements Section 11 of the Agreement: Without limitation to Section 11 of the Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or your employer or by HM’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf. Notwithstanding the foregoing, if you are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), you acknowledge that you may not be able to indemnify the Company or your employer for the amount of any income tax not collected from or paid by you, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or your employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or your employer may recover from you by any of the means referred to in the Plan or Section 11 of the Agreement. NIC Joint Election. As a condition of your participation in the Plan and the vesting and settlement of the Award or receipt of any benefit in connection with the Award, you agree to accept any liability for secondary Class 1 NICs that may be payable by the Company or your employer (or any successor to the Company or your employer) in connection with the Award and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, you agree to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. You further agree to enter into such other Joint Elections as may be required between you and any successor to the Company and/or your employer for the purpose of continuing the effectiveness of the Joint Election. You further agree that the Company and/or your employer may collect the Employer’s Liability from you by any of the means set forth in Section 11 of the Agreement. If you do not enter into the Joint Election prior to the vesting of the Award or any other event giving rise to Tax-Related Items, you will not be entitled to vest in the Award and receive shares of Common Stock (or receive any other benefit in connection with the Award) unless and until

30. you enter into the Joint Election, and no shares of Common Stock or other benefit will be issued to you under the Plan, without any liability to the Company, your employer or any other service recipient.

31. Note to UK Participants in the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan Important Note on the Election to Transfer Employer NICs If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the "Plan") and as a condition of your participation in the Plan, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan. By entering into the Election:  you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;  you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards. By signing this Election, you are agreeing to be bound by the terms of the Election. Please read the Election carefully. Please print and keep a copy of the Election for your records.

32. SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN Election To Transfer the Employer’s National Insurance Liability to the Employee This Election is between: A. The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options, restricted stock units and performance-based restricted stock units (“Awards”) pursuant to the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”), and B. Seagen Inc., 21717 30th Dr SE, Bothell, Washington 98021 USA (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer. 1. Introduction 1.1 This Election relates to all Awards granted to the Employee under the Plan on or after 1 January 2020 up to the termination date of the Plan. 1.2 In this Election the following words and phrases have the following meanings: (a) “Chargeable Event” means any event giving rise to Relevant Employment Income. (b) “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.   (c) “Relevant Employment Income” from Awards on which Employer’s National Insurance Contributions become due is defined as: (i) an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events); (ii) an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or   (iii)any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:   (A) the acquisition of securities pursuant to Awards (within the meaning of section 477(3)(a) of ITEPA);

33. (B) the assignment or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA); and (C) the receipt of a benefit in connection with the Awards other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA). (d) “SSCBA” means the Social Security Contributions and Benefits Act 1992. 1.3 This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA. 1.4 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992. 1.5 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value). 2. The Election The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA. 3. Payment of the Employer’s Liability 3.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event: (i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or (ii) directly from the Employee by payment in cash or cleared funds; and/or (iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or (iv) by any other means specified in the applicable award agreement.

34. 3.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received. 3.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs, if payments are made electronically). 4. Duration of Election 4.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due. 4.2 Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies. 4.3 This Election will continue in effect until the earliest of the following: (i) the Employee and the Company agree in writing that it should cease to have effect; (ii) on the date the Company serves written notice on the Employee terminating its effect; (iii) on the date HM Revenue & Customs withdraws approval of this Election; or (iv) after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms. Acceptance by the Employee The Employee acknowledges that, by clicking on the “ACCEPT” box in the E*TRADE online acceptance screen, or by signing the Election, the Employee agrees to be bound by the terms of this Election. Signature of Participant Printed Name Date

35. Awards subject to this Election Award Date Award No. Acceptance by the Company The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election. Signature for and on behalf of the Company Position _______

36. SCHEDULE OF EMPLOYER COMPANIES The following are employer companies to which this Election may apply: For each company, provide the following details: Name of Company: Seagen U.K. Ltd. Registered Office: The Charter Building, Charter Place, Uxbridge, England UB81JG Company Registration Number: 06321958 Corporation Tax District: Corporation Tax Reference: 623 73208 17853 A PAYE Reference: 120/EE19799

37. EXHIBIT A SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN NOTICE OF SALE Italian Employees Only Note: If you sell or otherwise dispose of Seagen Inc. shares acquired upon vesting of restricted stock units which were not subject to income tax and social insurance under the exemption provided by art. 51, par. 2, lett. g) of Presidential Decree no. 917/1986 and such sale occurs within three (3) years from the date the shares were issued to you, you are required to provide this Notice of Sale to Seagen Italy S.r.l. (“Seagen Italy”) within 15 days of the date of such sale. In the event that you have acquired shares on more than one date, in order to identify the shares that are deemed sold and, thus, if the sale is occurred within three (3) years from the issuance date, you must follow the first-in-first-out principle. EMPLOYEE INFORMATION Name (last, first, middle) _________________________________ Employee ID Number Home Address Delivery Address: City, Postal Code, Country: Telephone: ___________________________ Email:

38. 1. I hereby notify Seagen Italy that on [month/day/year] I sold or otherwise disposed of ___________ [number] shares acquired upon the vesting of restricted stock units granted under the 2007 Equity Incentive Plan. Those restricted stock units vested on the following date(s): [month/day/year]. I understand that Italian law requires that any shares sold be identified under the first-in-first-out principle, i.e., in the event that I have acquired shares on more than one date, the shares identified above are the shares acquired earliest and not yet sold. These shares were not subject to income tax and social insurance contributions at the time of vest under an exemption pursuant to art. 51, par. 2, letter g of Presidential Decree no. 917/1986 up to €2,065 per calendar year. 2. I understand that if I am employed by Seagen Italy at the time I sell or dispose of shares reported on this notice, Seagen Italy will include the income attributable to said shares (i.e., the fair market value of the shares as determined under Italian law) that was previously exempted in my current year income for tax and social insurance withholding and reporting purposes. In the event that I am no longer employed by Seagen Italy, Seagen Italy may inform my new employer or the Istituto Nazionale Previdenza Sociale, as applicable, that I have sold shares resulting in taxable income. I am [check one]: □ employed at Seagen Italy, □ employed at [insert company name and address], □ not employed, but am receiving a government pension, or □ other [explain]. Signature: ______________________________________ Date: ______________________________________ Give original form to Payroll Department, Seagen Italy. Keep a copy for your records.